Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Financial Statements of Baker Hughes, a GE company, LLC (“BHGE LLC”) present the combination of the historical financial information of General Electric Company’s (“GE”) Oil & Gas business (“GE O&G”) and Baker Hughes Incorporated (“Baker Hughes”) adjusted to give effect to the Transactions, as defined in “Description of Transactions” in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements, to be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”).

The Unaudited Pro Forma Condensed Combined Statement of Earnings for the three-month period ended March 31, 2017 and for the fiscal year ended December 31, 2016 combines the historical Combined Statement of Earnings of GE O&G and the Consolidated Statement of Income (Loss) for Baker Hughes, giving effect to the Transactions as if their consummation (“Closing”) had occurred on January 1, 2016. The Unaudited Pro Forma Condensed Combined Statement of Financial Position combines the historical Condensed Combined Statement of Financial Position of GE O&G and the Consolidated Condensed Balance Sheet of Baker Hughes as of March 31, 2017, giving effect to the Transactions as if Closing had occurred on March 31, 2017.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with GE O&G considered the accounting acquirer of Baker Hughes. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values with any excess purchase price allocated to goodwill. The pro forma purchase price allocation is preliminary and was based on an estimate of the fair values of the tangible and intangible assets and liabilities related to Baker Hughes and the closing price of Baker Hughes common stock of $57.68 on July 3, 2017. BHGE LLC expects to complete the purchase price allocation after considering the appraisal of Baker Hughes’ assets at the level of detail necessary to finalize the required purchase price allocation, which will be no later than one year from Closing. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the preliminary pro forma purchase price allocation presented herein, and this difference may be material.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or revenue synergies that may result from the Transactions.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	the unaudited condensed combined historical financial statements of GE O&G as of and for the three-month period ended March 31, 2017 and related notes, and the audited historical combined financial statements of GE O&G as of and for the fiscal year ended December 31, 2016 and related notes (as filed with the SEC on May 25, 2017 in BHGE’s Registration Statement on Form S-4/A and declared effective on May 30, 2017).

•	the unaudited historical consolidated condensed financial statements of Baker Hughes as of and for the three-month period ended March 31, 2017 and related notes (as filed with the SEC on April 28, 2017 in Baker Hughes’ Quarterly Report on Form 10-Q for the three-months ended March 31, 2017), and the audited historical consolidated financial statements of Baker Hughes as of and for the fiscal year ended December 31, 2016 and related notes (as filed with the SEC on February 8, 2017 in Baker Hughes’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016).

BAKER HUGHES, A GE COMPANY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

as of March 31, 2017

(in millions)

	Historical		Pro Forma Adjustments
	GE O&G	Baker Hughes	Acquisition -Related Adjustments (Note 3)		Other Merger- Related Adjustments (Note 4)		Items Not Allocable to BHGE LLC (Note 5)		Pro Forma Condensed Combined
Assets
Cash and equivalents	$1,027	$4,222	$(7,485)	3(a)	$7,320	4(a)	$—		$5,084
Current receivables	2,607	2,162	—		—		—		4,769
Inventories	3,237	1,907	—		—		—		5,144
Other current assets	588	673	—		—		(124)	5(a)	1,137

Total current assets	7,459	8,964	(7,485)		7,320		(124)		16,134
Property, plant & equipment-net	2,284	4,128	—		—		—		6,412
Goodwill	6,696	4,090	7,862	3(b)	—		—		18,648
Other intangible assets–net	2,417	294	5,276	3(c)	—		—		7,987
Contract assets	2,323	—	—		—		—		2,323
All other assets	590	1,200	—		(122)	4(b)	103	5(b)	1,771
Deferred income taxes	265	—	—		122	4(b)	—		387

Total assets	$22,034	$18,676	$5,653		$7,320		$(21)		$53,662

Liabilities
Short-term borrowings	$306	$134	$—		$—		$—		$440
Accounts payable, principally trade accounts	2,053	1,088	—		—		—		3,141
Current compensation and benefits	—	420	—		—		—		420
Progress collections	1,524	—	—		—		—		1,524
All other current liabilities	1,108	488	71	3(d)	—		—		1,667

Total current liabilities	4,991	2,130	71		—		—		7,192
Long-term borrowings	31	2,884	336	3(e)	—		—		3,251
Non-current compensation and benefits	491	626	—		—		—		1,117
All other non-current liabilities	458	151	—		735	4(c)(d)	(69)	5(c)	1,275
Deferred income taxes	776	334	505	3(f)	(219)	4(d)	(685)	5(d)	711

Total liabilities	6,747	6,125	912		516		(754)		13,546

Members’ capital
Common units	—	427	16,785	3(a)(g)	24,466	4(e)	—		41,678
Other capital	—	6,735	(6,735)	3(g)	—		—		—
Retained earnings	—	6,380	(6,380)	3(g)	—		—		—
Net parent investment	16,929	—	—		(17,662)	4(f)	733	5(a)(b) (c)(d)	—
Accumulated other comprehensive income (loss)–net attributable to the members	(1,819)	(1,011)	1,011	3(g)	—		—		(1,819)
Treasury stock	—	(60)	60	3(g)	—		—		—

Total capital attributable to members	15,110	12,471	4,741		6,804		733		39,859
Noncontrolling interests	177	80	—		—		—		257

Total members’ capital	15,287	12,551	4,741		6,804		733		40,116
Total liabilities and members’ capital	$22,034	$18,676	$5,653		$7,320		$(21)		$53,662

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

BAKER HUGHES, A GE COMPANY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the three-month period ended March 31, 2017

(in millions, except per share data)

	Historical		Pro Forma Adjustments
	GE O&G	Baker Hughes	Acquisition- Related Adjustments (Note 3)		Other Merger- Related Adjustments (Note 4)	F	Items Not Allocable to BHGE LLC (Note 5)		Pro Forma Condensed Combined
Revenues
Sale of goods	$2,212	$955	$—		$—		$—		$3,167
Sale of services	899	1,307	—		—		—		2,206

Total revenues	3,111	2,262	—		—		—		5,373

Cost and expenses
Cost of goods sold	1,837	775	—		26	4(g)(h)	—		2,638
Cost of services sold	524	1,113	—		58	4(g)	—		1,695
Research and engineering	—	99	—		(99)	4(g)	—		—
Selling, general and administrative expenses	565	184	50	3(h)	(71)	4(h)(i)	—		728
Impairment and restructuring charges	—	90	—		35	4(h)	—		125
Merger and related costs	—	31	—		(31)	4(j)	—		—
Interest and other financial charges	31	35	(7)	3(i)	—		—		59
Other (income)/expense, net	(11)	18	—		—		—		7

Total cost and expenses	2,946	2,345	43		(82)		—		5,252

Earnings (loss) before income taxes	165	(83)	(43)		82		—		121
Benefit (provision) for income taxes	(42)	(47)	—		—		(29)	5(d)	(118)

Net earnings (loss)	123	(130)	(43)		82		(29)		3

Less: net earnings (loss) attributable to noncontrolling interests	(2)	(1)	—		—		—		(3)
Net earnings (loss) attributable to the members	$125	$(129)	$(43)		$82		$(29)		$6

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

BAKER HUGHES, A GE COMPANY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the fiscal year ended December 31, 2016

(in millions, except per share data)

	Historical		Pro Forma Adjustments
	GE O&G	Baker Hughes	Acquisition- Related Adjustments (Note 3)		Other Merger- Related Adjustments (Note 4)		Items Not Allocable to BHGE LLC (Note 5)		Pro Forma Condensed Combined
Revenues
Sale of goods	$9,488	$3,870	$—		$—		$—		$13,358
Sale of services	3,781	5,971	—		—		—		9,752

Total revenue	13,269	9,841	—		—		—		23,110

Cost and expenses
Cost of goods sold	7,965	3,722	—		(9)	4(g)(h)	—		11,678
Cost of services sold	2,417	6,251	—		178	4(g)(h)	—		8,846
Research and engineering	—	384	—		(384)	4(g)	—		—
Selling, general and administrative expenses	2,058	815	181	3(h)	(99)	4(h)(i)	—		2,955
Impairment and restructuring charges	—	1,735	—		293	4(h)	—		2,028
Impairment of goodwill	—	1,858	—		—		—		1,858
Merger and related costs	—	(3,301)	—		(19)	4(j)	—		(3,320)
Interest and other financial charges	148	178	(27)	3(i)	142	4(k)	—		441
Loss on early extinguishment of debt	—	142	—		(142)	4(k)			—
Other expense/(income), net	97	97	—		—		—		194

Total cost and expenses	12,685	11,881	154		(40)		—		24,680

Earnings (loss) before income taxes	584	(2,040)	(154)		40		—		(1,570)
Benefit (provision) for income taxes	(250)	(696)	—				307	5(d)	(639)

Net earnings (loss)	334	(2,736)	(154)		40		307		(2,209)

Less: net earnings (loss) attributable to noncontrolling interests	(69)	2	—		—		—		(67)
Net earnings (loss) attributable to the members	$403	$(2,738)	$(154)		$40		$307		$(2,142)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transactions

The previously announced combination (the “Transactions”) of GE O&G and Baker Hughes was completed on July 3, 2017 (the “Closing Date”) pursuant to the Transaction Agreement and Plan of Merger, dated as of October 30, 2016, among GE, Baker Hughes, Bear NewCo, Inc. (which was renamed “Baker Hughes, a GE company”) (“BHGE”) and Bear MergerSub, Inc., as amended by the Amendment to Transaction Agreement and Plan of Merger, dated as of March 27, 2017, among GE, Baker Hughes, BHGE, Bear MergerSub, Inc., BHI Newco, Inc. (“Newco 2”) and Bear MergerSub 2, Inc. (the “Transaction Agreement”).

The Transactions included (i) the merger of Baker Hughes with Bear MergerSub 2, Inc., an indirect, wholly owned subsidiary of Baker Hughes, with Baker Hughes surviving the merger as a direct wholly owned subsidiary of Newco 2 (the “First Merger”), (ii) the conversion of the surviving corporation of the First Merger into a Delaware limited liability company (which was originally named Newco LLC and then renamed Baker Hughes, a GE company, LLC) (the “Conversion”), (iii) the merger of Newco 2 with BHGE, with BHGE surviving the merger (the “Second Merger” and collectively with the First Merger, the “Mergers”) and (iv) the transfer by GE to BHGE LLC, following the Mergers and the Conversion, of (1) all of the equity interests of the GE O&G holding companies that held directly or indirectly the assets and liabilities of GE O&G, including GE O&G operating subsidiaries, and (2) $7.4 billion in cash in exchange for approximately 62.5% of the membership interests in BHGE LLC (the “Contribution”). GE also received Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of BHGE, representing approximately 62.5% of the voting power of the outstanding shares of common stock of BHGE, in exchange for contributing the par value thereof to BHGE.

As a result of the Mergers, each outstanding share of Baker Hughes common stock was converted into the right to receive one share of BHGE’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”). Following the Mergers and the Contribution, BHGE declared as a special dividend an amount equal to $17.50 per share (the “Dividend”) to the holders of record of the Class A Common Stock immediately following the effective time of the Second Merger. The Class A Common Stock is listed on the New York Stock Exchange LLC (“NYSE”).

Note 2. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of BHGE LLC based upon the historical financial statements of each of GE O&G and Baker Hughes, after giving effect to the Transactions and are intended to reflect the impact of the Transactions on BHGE LLC’s consolidated financial statements.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using and should be read in conjunction with the respective unaudited consolidated or combined condensed financial statements of each of GE O&G and Baker Hughes as of and for the three-month period ended March 31, 2017 and the audited historical financial statement of GE O&G and Baker Hughes as of and for the fiscal year ended December 31, 2016. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies that may result from the Transactions.

The Unaudited Pro Forma Condensed Combined Statement of Earnings for the three-month period ended March 31, 2017 combines the historical Condensed Combined Statement of Earnings of GE O&G and the historical Consolidated Condensed Statement of Income (Loss) of Baker Hughes for the three-month period ended March 31, 2017, to reflect the Transactions as if Closing had occurred on January 1, 2016.

The Unaudited Pro Forma Condensed Combined Statement of Earnings for the fiscal year ended December 31, 2016 combines the historical Condensed Combined Statement of Earnings of GE O&G and the historical Consolidated Condensed Statement of Income (Loss) of Baker Hughes for the fiscal year ended December 31, 2016, to reflect the Transactions as if closing had occurred on January 1, 2016.

The Unaudited Pro Forma Condensed Combined Statement of Financial Position combines the historical Condensed Combined Statement of Financial Position of GE O&G and the Consolidated Condensed Balance Sheets of Baker Hughes as of March 31, 2017 to reflect the Transactions as if closing had occurred on March 31, 2017.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements of the combined company have been prepared in accordance with GAAP. The Mergers will collectively be accounted for as a business combination, with GE O&G treated as the “acquirer” and Baker Hughes treated as the “acquired” company for financial reporting purposes.

The unaudited historical consolidated condensed financial statements of Baker Hughes have been adjusted to reflect certain reclassifications in order to conform to GE O&G’s financial statement presentation. The restructuring charges included in the unaudited historical consolidated condensed financial statements of GE O&G have been reclassified in order to conform to Baker Hughes financial statement presentation.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated tax results based on the expected treatment of BHGE LLC as a partnership for U.S. federal income tax purposes following Closing. As such, BHGE LLC will not itself be subject to U.S. federal income tax under current U.S. tax laws. BHGE LLC will file a U.S. federal partnership information return that reports its U.S. items of income, gain, loss and deduction for each taxable year. The members of BHGE LLC will each be required to take into account for U.S. federal income tax purposes its distributive share of the items of income, gain, loss and deduction of BHGE LLC, which generally will include the items of income, gain, loss and deduction attributable to the U.S. operations of both Baker Hughes and GE O&G. BHGE and GE will each be taxed on their distributive share of income and gain, whether or not a corresponding amount of cash or other property is distributed to them. For assets held indirectly by BHGE LLC through subsidiaries, the taxes attributable to those subsidiaries will be reflected in the consolidated financial statements of BHGE LLC and BHGE.

For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 36% has been used. This does not reflect BHGE LLC’s effective tax rate, which will include other tax items such as state and foreign taxes, which are generally at tax rates lower than the US federal income tax rate as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact BHGE LLC.

Certain columns may not add due to the use of rounded numbers.

Note 3. Purchase Accounting Adjustments

The Unaudited Pro Forma Condensed Combined Statement of Financial Position has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed, with the excess recorded as goodwill. The purchase price allocation in these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of approximately $24,777 million and results in goodwill of approximately $11,952 million.

The purchase price is computed using the value of Baker Hughes’ share price on the Closing Date of $57.68 per share.

The following table summarizes the components of the estimated merger consideration reflected in the unaudited pro forma condensed combined financial information (in millions except share and per-share data):

Calculation of Merger Consideration
Baker Hughes shares outstanding	426,097,407
Restricted stock units vested on the Closing Date	1,611,566

Total Baker Hughes shares for merger consideration	427,708,973
Baker Hughes share price on the Closing Date per share	$57.68

Merger consideration	$24,670
Rollover of outstanding options into options to purchase Class A shares	27

Total merger consideration, excluding non-controlling interest	$24,697
Baker Hughes noncontrolling interest	80

Total merger consideration, including noncontrolling interest	$24,777

The following table summarizes the preliminary allocation of purchase consideration to the identifiable assets acquired and liabilities assumed of Baker Hughes:

Total merger consideration including non-controlling interest	$24,777

Carrying value of net assets as of March 31, 2017	$12,551

Less: Pre-existing Baker Hughes goodwill	(4,090)	See 3(b)
Less: Pre-existing Baker Hughes intangible assets	(294)	See 3(c)

Adjusted net book value of assets acquired	$8,167

Purchase accounting adjustments:
Identifiable intangible assets at fair market value	5,570	See 3(c)
Liability related to the change in control clauses	(71)	See 3(d)
Fair value adjustment on Baker Hughes debt	(336)	See 3(e)
Deferred tax impact of fair value adjustment	(505)	See 3(f)

Fair value of identifiable net assets acquired	$12,825

Goodwill generated from the Transactions	11,952
Pre-existing Baker Hughes goodwill	(4,090)

Net adjustment to Goodwill	$7,862

The Unaudited Pro Forma Condensed Combined Statement of Financial Position reflects the following adjustments:

3(a)	Represents $7,485 million of cash paid to BHGE to help facilitate its payment of the Special Dividend of $17.50 per share payable to former Baker Hughes stockholders.
3(b)	Represents the elimination of $4,090 million of existing goodwill of Baker Hughes and the preliminary recognition of $11,952 million of goodwill attributable to the Transactions.
3(c)	Represents the elimination of $294 million of existing intangible assets of Baker Hughes and the preliminary recognition of $5,570 million of identifiable intangible assets attributable to the Transactions.

The estimated intangible assets attributable to the Transactions are comprised of the following (in millions except weighted average life):

		Amortization Expense
	Fair value	Three-month ended March 31, 2017	Fiscal year ended December 31, 2016	Estimated Weighted Average Life (Years)
Customer relationships	$2,100	$35	$140	15
Trade names—Baker Hughes	2,300	—	—	Indefinite-lived
Trade names—Other	200	5	20	10
Developed Technology	970	24	97	10

Total	$5,570	$64	$257

The estimated fair values for this pro forma presentation for technology and trade names were measured using the relief-from-royalty method. This method assumes the developed technology and trade names have value to the extent that the owner is relieved of the obligation to pay royalties for the benefits received from them.

The estimated fair value for this pro forma presentation for customer relationships is measured using the discounted cash flow method. The use of different methodologies or assumptions could result in different values, and those differences could be significant.

3(d)	Represents a $71 million accrual recorded due to change in control clauses in employment arrangements with Baker Hughes’ employees.

3(e)	Represents an adjustment of $336 million to record Baker Hughes’ debt at its estimated fair value of $3,354 million (carrying value at March 31, 2017 of $3,018 million).

3(f)	Represents the net change in deferred tax liabilities of $505 million. The adjustments include (i) an increase of $571 million related to fair value adjustments to identifiable assets and liabilities (excluding goodwill) associated with assets held directly and indirectly by BHGE LLC and (ii) a decrease of $66 million related to the historical deferred taxes recorded by Baker Hughes that are allocable to both GE and BHGE’s distributive shares of items of income, gain, loss and deduction associated with assets held directly by BHGE LLC.

3(g)	Represents adjustments to members’ capital of $4,741 million to reflect the following:

•	Issuance of common units valued at $24,670 million as consideration for the Merger, the fair value of Baker Hughes outstanding options assumed of $27 million, and the assumption of noncontrolling interest of $80 million. Of the new units issued, $24,697 million is recorded as common units.

•	Elimination of the historical Baker Hughes stockholders’ equity of $12,551 million.
•	Reduction to common units in the amount of $7,485 million representing cash paid to BHGE to help facilitate its payment of the Special Dividend of $17.50 per share payable to former Baker Hughes stockholders, as described in Note 3(a).

The Unaudited Pro Forma Condensed Combined Statements of Earnings reflect the following adjustments:

3(h)	Represents net change in selling, general and administrative expenses of $50 million and $181 million for the three-month period ended March 31, 2017 and the fiscal year ended December 31, 2016, respectively, resulting from adjustments to intangible assets described in Note 3(c) and the removal of historical amortization of pre-existing intangibles of $14 million and $76 million for the three-month period ended March 31, 2017 and the fiscal year ended December 31, 2016, respectively.

3(i)	Represents a decrease in interest and other financial charges of $7 million and $27 million for the three-month period ended March 31, 2017, and the fiscal year ended December 31, 2016, respectively, resulting from the amortization, by the effective interest method, of the fair value increase to debt (described in Note 3(e)) which generates a negative adjustment to interest expense in a manner similar to the amortization of debt premium.

Note 4. Other Adjustments

In addition to the purchase accounting adjustments described in Note 3, other adjustments were made as described in this Note 4.

The Unaudited Pro Forma Condensed Combined Statement of Financial Position reflects the following adjustments:

4(a)	Represents adjustments to increase cash of $7,320 million to reflect the following:

•	An increase to cash of $7,400 million, which represents GE’s cash contribution pursuant to the Transaction Agreement.

•	A decrease to cash of $80 million, which represents the amount GE O&G is contractually obligated to pay to GE.

4(b)	Represents a decrease to all other assets of $122 million to reclassify deferred income taxes (assets) into deferred income taxes to conform the amounts of Baker Hughes to GE O&G’s financial statement presentation.

4(c)	Represents adjustments to increase other non-current liabilities of $735 million to reflect the following:

•	An increase of $516 million representing Restricted Cash, as defined in the Transaction Agreement, that BHGE LLC will be contractually obligated to repay to GE pursuant to the terms of the Transaction Agreement.

•	An adjustment of $219 million as described in Note 4(d).

4(d)	Represents a decrease to deferred income taxes (liabilities) of $219 million to reclassify a provision for uncertain tax positions to all other non-current liabilities to conform the amounts of Baker Hughes to GE O&G’s financial statement presentation.

4(e)	Represents an increase in common units of $24,466 million to reflect a reclassification from net parent investment to reflect the impact of the new capital structure of BHGE LLC.

4(f)	Represents adjustments to decrease net parent investment by $17,662 million to reflect the following:

•	An increase to net parent investment of $7,400 million representing GE’s cash contribution pursuant to the Transaction Agreement as described in Note 4(a).

•	A decrease to net parent investment of $516 million and $80 million, as discussed in Note 4(c) and Note 4(a), respectively.

•	A reclassification from net parent investment to other capital of $24,466 million as discussed in Note 4(e).

The Unaudited Pro Forma Condensed Combined Statements of Earnings reflect the following adjustments:

4(g)	Represents the reclassification of research and engineering costs of $99 million and $384 million for the three-month period ended March 31, 2017 and the fiscal year ended December 31, 2016, respectively, to conform the amounts of Baker Hughes to GE O&G’s financial statement presentation, which reflects similar costs as either cost of goods sold or cost of services sold depending on their nature. The reclassification is as follows:

•	increase to cost of goods sold of $41 million and $143 million for the three-month period ended March 31, 2017 and the fiscal year ended December 31, 2016, respectively; and

•	increase to cost of services sold of $58 million and $241 million for the three-month period ended March 31, 2017 and the fiscal year ended December 31, 2016, respectively.

4(h)	Represents the reclassification of impairment and restructuring costs of $35 million and $293 million for the three-month period ended March 31, 2017 and the fiscal year ended December 31, 2016, respectively, to conform the amounts of GE O&G to Baker Hughes financial statement presentation, which reflects similar costs as either cost of goods sold, cost of services sold or selling, general and administrative expenses depending on their nature. The reclassification is as follows:

•	decrease to cost of goods sold of $15 million and $152 million for the three-month period ended March 31, 2017 and the fiscal year ended December 31, 2016, respectively;

•	decrease to cost of services sold of zero and $63 million for the three-month period ended March 31, 2017 and the fiscal year ended December 31, 2016, respectively; and

•	decrease to selling, general and administrative expenses of $20 million and $78 million for the three-month period ended March 31, 2017 and the fiscal year ended December 31, 2016, respectively.

4(i)	Represents the elimination of costs related to the Transactions, including legal, professional and other directly attributable transaction costs, of $51 million and $21 million that were reflected in the historical financial statements of GE O&G for the three-month period ended March 31, 2017 and for the fiscal year ended December 31, 2016, respectively, that are non-recurring, directly attributable to the Transactions and incurred within 12 months of the Transactions.

4(j)	Represents the elimination of costs related to the Transactions, including legal, professional and other directly attributable transaction costs, of $31 million and $19 million that were reflected in the historical financial statements of Baker Hughes for the three-month period ended March 31, 2017 and for the fiscal year ended December 31, 2016, respectively, that are non-recurring, directly attributable to the Transactions and incurred within 12 months of the Transactions.

4(k)	Represents the reclassification of loss on early extinguishment of debt of $142 million to conform the amounts of Baker Hughes to GE O&G’s financial statement presentation for the fiscal year ended December 31, 2016.

Note 5. Items Not Allocable to BHGE LLC

The following represent adjustments to the historical financial statements of GE O&G and Baker Hughes to give effect to the formation of BHGE LLC as an entity that is taxed as a partnership pursuant to the terms of the Transaction Agreement and the agreement of the parties with respect to pre-Closing tax liabilities and assets.

5(a)	Represents an adjustment to other current assets to eliminate a $124 million tax receivable recorded in the GE O&G historical financial statements that was previously settled by GE.

5(b)	Represents an adjustment of $103 million to record an indemnification receivable for pre-Closing income tax liabilities of GE O&G associated with assets held indirectly by BHGE LLC through its subsidiaries that are reflected in the historical financial statements of GE O&G. GE agreed to indemnify BHGE LLC pursuant to the terms of the Transaction Agreement.

5(c)	Represents an adjustment of $69 million to eliminate GE O&G’s liability for pre-Closing uncertain tax positions associated with assets held directly by BHGE LLC that are reflected in the historical financial statements of GE O&G, but which will not be transferred to BHGE LLC pursuant to the terms of the Transaction Agreement.

5(d)	Represents an adjustment of $685 million as of March 31, 2017 and a corresponding adjustment of $29 million and $307 million for the three-month period ended March 31, 2017 and fiscal year ended December 31, 2016, respectively. The adjustments eliminate all of the historical U.S. taxes associated with assets held directly by BHGE LLC.

Note 6. Items Not Included

The following impacts, which could be material, related to the Transactions are not included or provided for in the Unaudited Pro Forma Condensed Combined Statements of Earnings or in the Unaudited Pro Forma Condensed Combined Statement of Financial Position:

•	Property, plant and equipment has not been adjusted as BHGE LLC will require additional information to complete its analysis. The fair value adjustment is not expected to be significant.

•	Estimated transaction costs that are non-recurring, directly attributable to the Transactions and expected to be incurred within 12 months of the Transactions.

•	Costs that may be incurred in connection with the integration of GE O&G and Baker Hughes, including transition services agreements, site services agreement, professional fees, consultants, information technology implementation, relocation and severance, would not be considered factually supportable.

•	Other appropriate adjustments to the purchase price allocation which will be refined and recorded as more information becomes available.

The Unaudited Pro Forma Condensed Combined Statements of Earnings also do not reflect any revenue or cost synergies expected to be realized in connection with the Transactions.

Note 7. Significant Non-recurring Item

In April 2016, Baker Hughes was paid a contractually obligated termination fee of $3.5 billion pursuant to the termination of the prior merger agreement with Halliburton. In addition, Baker Hughes incurred costs of $180 million associated with the prior merger agreement. These amounts are included in Baker Hughes’ Consolidated Statements of Income (Loss) for fiscal year ended December 31, 2016. The recognized income and expense are not expected to recur in future periods.